DOMTAR CORPORATION – SUBSIDIARY COMPANIES

Exhibit 21

As of December 31, 2018

Domtar Corporation
Domtar Industries LLC
Domtar Funding Limited Liability Company
E.B. Eddy Paper, Inc.
Ariva Distribution Inc.
Domtar A.W. LLC
Domtar Wisconsin Dam Corp.
Domtar Europe Sprl
Domtar AI Inc.
Attends Healthcare Products, Inc.
Innovative Absorbent Technologies, LLC
EAM Corporation
Palmetto Enterprises LLC
Domtar Personal Care Absorbent Hygiene Inc.
Associated Hygienic Products LLC
Home Delivery Incontinent Supplies Co.
Reassure, LLC
Domtar Paper Company, LLC
Domtar Delaware Holdings, LLC
Domtar Delaware Investments Inc.
Domtar Delaware Holdings Inc.
Domtar Luxembourg Investments Sarl
Zither L Investments Sarl
Zither Personal Care DAC
Zither L Financial Sarl
Domtar Personal Care Europe, S.L.U.
Laboratorios Indas, S.A.U.
Indas Portugal-Produtos de Saude Sociedade Unipessoal, LDA
Indas S.A.R.L. A.U.
Indas EURL
Domtar Holdings Sweden AB
Domtar Finance Sweden AB
Domtar Sweden AB
Domtar Acquisition Sweden AB (held 89% by Domtar Finance Sweden AB and 11% by Domtar Sweden AB)
Attends Healthcare Holdings AB
Attends AB
Attends Healthcare AB
Attends AS
Attends Healthcare Ltd
Attends Healthcare Finance Ltd
Attends Healthcare Investments Ltd
Attends Healthcare Group Ltd
Attends GmbH (Germany)
Conforele Hygien GmbH
Attends BVBA
Attends Ltd
Attends OY
Attends BV
Attends GmbH (Switzerland)
Attends GmbH (Austria)
Attends Europe GmbH
Domtar Pacific Papers ULC
Domtar Pulp and Paper General Partnership (held 0.001% by DPP ULC and 99.999% by DInc)
Domtar Inc.
Domtar Asia Limited
Brompton Lands Limited
Domtar Hong Kong Limited (held 34% by DInc. and 66% by DPC, LLC)

DOMTAR CORPORATION – SUBSIDIARY COMPANIES

Exhibit 21

As of December 31, 2018

AFFILIATED COMPANIES   -   (% held)

Celluforce Inc.		(44%)
Clergue Forest Management Inc.	-	(24%)
Forest Insurance Limited	-	(17%)
Red Lake Forest Management Inc.	-	(50% of class A shares)
Northshore Forest Inc.		(42%)
Ondaadiziwin Forest Management Inc.		(25%)
Prisma Renewable Composites, LLC		(55%)
Vermilion Forest Management Co.		(24.17 class A shares)